EXHIBIT 8.2


                   [LETTERHEAD OF FRITZ, BYRNE & HEAD, L.L.P.]


                                  July 6, 1999


Mr. Michael Ruff
Texas Central Bancshares, Inc.
8144 Walnutt Hill Lane
Dallas, Texas 75231


VIA TELEFAX 214-691-8600 AND
REGULAR MAIL


Dear Mr. Ruff:

     We have acted as counsel to Texas Central Bancshares, Inc., a Texas corporation ("Texas Central"), in connection with the proposed merger (the "Merger") of BUC Acquisition Corporation II, a Texas corporation and a direct wholly-owned subsidiary of Bank United Corp. ("BUC Acquisition"), with and into Texas Central upon the terms and conditions set forth in the Agreement and Plan of Reorganization (the "Agreement") dated as of March 23, 1999 by and among Bank United Corp., BUC Acquisition and Texas Central.

     You have requested our opinion regarding certain material federal income tax consequences of the Merger. In rendering our opinion, we have examined and relied upon the accuracy and completeness of facts, information, covenants, and representations contained in originals or copies, certified or otherwise identified to our satisfaction, of the Agreement, the Proxy Statement/Prospectus filed as part of Registration Statement on Form S-4 (Registration No. 333-81135) (the "Registration Statement"), and other documents we have deemed necessary and appropriate. Our opinion is conditioned on, among other things, the accuracy of the facts, information, covenants and representations set forth in the officer certificates to be delivered by certain officers of Bank United Corp., BUC Acquisition and Texas Central upon consummation of the Merger.

     Based upon and subject to the foregoing, we hereby confirm that the discussion set forth in the Proxy Statement/Prospectus filed as part of the Registration Statement under the caption "Material Federal Income Tax Consequences," as it relates to the federal income tax consequences of the Merger is our opinion.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and

Mr. Michael Ruff
July 6, 1999
Page 2


to the references to this firm under the caption "Legal Opinions" in the Proxy Statement/Prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

     We express no opinion as to the laws of any jurisdiction other that the federal laws of the United States of America.



                                    Very truly yours,

                                /s/ FRITZ, BYRNE & HEAD, L.L.P.
                                    Fritz, Byrne & Head, L.L.P.


TDF:kf

cc: Joseph M. Ford -  VIA TELEFAX - 512-472-9123
    Duncan W. Stewart - VIA TELEFAX - 713-221-1212